Exhibit 99.1

CORELOGIC REPORTS RECORD FIRST QUARTER 2021 REVENUE, OPERATING INCOME, PROFIT MARGINS AND CASH FLOW

Fueled by Double-Digit Revenue Growth Driven by Housing Market Activity and Share Gains, Operating Leverage and Cost Productivity

Irvine, Calif., May 7, 2021 - CoreLogic (NYSE: CLGX), a leading global provider of property information, insight, analytics and data-enabled solutions, today reported financial results for the first quarter ended March 31, 2021.

“Capitalizing on momentum from record 2020 performance, CoreLogic delivered strong double-digit revenue and profit growth and expanded profit margins during the first three months of 2021. Free cash flow conversion rates enabled the return of $24 million in capital to our stockholders and paydown of $100 million in debt,” said Frank Martell, President and Chief Executive Officer. “Looking ahead, share gains, pricing and the launch of new innovative solutions in insurance, geospatial and core mortgage should position us well to continue to accelerate our positive operating and financial trends well into the future. CoreLogic is firing on all cylinders and we have started 2021 with strong momentum and believe we are well positioned to capitalize on our many value-creation opportunities over the balance of this year and beyond,” Martell added.

First Quarter Financial(1) and Business Highlights

Growth Focus –Share Gains, Mega Wins and Pricing Drive Sustained, High Organic Growth Rates
•Revenues of $423 million were up 20% over the prior year. PIRM segment growth totaled 8%, benefiting from robust growth in property insights and international. UWS revenues grew 28% on strong market volumes and market outperformance across the segment as a whole.
•Core mortgage market outperformance in UWS and continued strong organic growth in the PIRM segment demonstrate the durable and positive impacts of mega wins and share gains achieved in 2020 and continued momentum into 2021.

Profitability – Operating Leverage, Favorable Mix and Productivity Fuel Expanded Profit and Margins
•Operating income of $85 million, up by $30 million
•Net income from continuing operations of $55 million, up by $31 million
•Diluted EPS from continuing operations of $0.73 and adjusted EPS of $1.20; up 143% and 85%, respectively
•Adjusted EBITDA of $160 million, up 39%
•Adjusted EBITDA margin of 38%, up 530 basis points

Liquidity and Capital Return – Record Cash Flow Generation
•Net operating cash provided by continuing operations for the 12 months ended March 31, 2021 was $574 million. Free cash flow ("FCF") for the 12 months ended March 31, 2021 totaled $475 million or 70% of adjusted EBITDA
•Debt outstanding on March 31, 2021 of $1.79 billion compared with $1.89 billion on December 31, 2020
•$450 million available on revolving credit facility; covenant debt leverage at 2.4 times
•Dividends paid to shareholders totaled $24 million in the first quarter

(1) The Company’s financial results presented in this release reflect continuing operations. Reseller operations held for sale are presented as discontinued operations for all periods presented.

Discontinued Operations

Consistent with our previously announced intentions, the Company has exited its multi-family tenant screening operations and intends to exit its mortgage credit and borrower verification operations. Although market leaders in their respective business areas, these reseller businesses are not compatible with the Company’s long-term strategic imperatives. The divestiture of these operations is expected to improve the Company’s revenue growth trends, revenue mix, and significantly enhance profit margins. These reseller operations have been classified as discontinued operations and prior period results have been presented on a comparable basis.

In October 2020, we consummated the sale of a component of our multi-family tenant screening for $9.0 million of proceeds. In February 2021, we sold the remainder of our multi-family tenant screening business for proceeds of $51.2 million.

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Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

Media Contact: George Sard, Sard Verbinnen & Co, office phone: 212-687-8080, e-mail: GSard@SARDVERB.com

About CoreLogic

CoreLogic (NYSE: CLGX), the leading provider of property insights and solutions, promotes a healthy housing market and thriving communities. Through its enhanced property data solutions, services and technologies, CoreLogic enables real estate professionals, financial institutions, insurance carriers, government agencies and other housing market participants to help millions of people find, buy, and protect their homes. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to (i)

projections and trends regarding financial performance and operating results, including with respect to revenue growth, margin gains, contract wins, pricing optimization, technological innovation, market share gains, new products, and long-term stockholder value, and (ii) our intention to exit our reseller operations. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented, or superseded from time to time by other reports we file with the Securities and Exchange Commission. These risks and uncertainties include but are not limited to: our ability to satisfy the remaining conditions to close the acquisition of the Company by Stone Point Capital and Insight Partners (the "Merger") in a timely manner, or at all; the potential impact of, and any potential developments related to, the proposed Merger; the potential impact of, and any potential developments related to, activist shareholder activity; compromises in the security or stability of our data and systems, including from cyber-based attacks, the unauthorized transmission of confidential information or systems interruptions, which could impair the delivery of our products and services; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our clients or us, including with respect to consumer financial services and the use of public records and consumer data; reliance on our top ten clients for a significant portion of our revenue and profit; intense competition in the market against third parties and the in-house capabilities of our clients; risks related to the outsourcing of services and international operations; potential impairment of our substantial goodwill and other intangible assets; the potential impact that the COVID-19 pandemic, or the perception of its effects, may have on our business; our ability to protect proprietary technology rights and avoid infringement of others’ proprietary technology rights; the level of our indebtedness, our ability to service our indebtedness and the restrictions in our various debt agreements; our ability to realize the anticipated benefits of certain acquisitions and the timing thereof; the impact of our adoption of a shareholder rights plan; difficult or uncertain conditions in the mortgage and consumer lending industries and the economy generally; and our ability to attract and retain qualified personnel. [delete extra period] The forward-looking statements speak only as of the date they are made. CoreLogic does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

This press release contains certain non-GAAP financial measures, including adjusted EBITDA, adjusted EPS and FCF, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with their most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, U.S. GAAP. A reconciliation of non-GAAP measures for historical periods to the most directly comparable GAAP financial measures is included in this press release. CoreLogic believes that its presentation of these non-GAAP measures provides useful supplemental information to investors and management regarding CoreLogic's financial condition and results of operations. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, share-based compensation, non-operating gains/losses, and other adjustments. Adjusted EPS is defined as diluted net income from continuing operations , net of tax per share, adjusted for share-based compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; and assumes an effective tax rate of 26% for 2021 and 26% for 2020. FCF is defined as net cash provided by continuing operating activities, less capital expenditures for purchases of property and equipment, capitalized data, and other intangible assets. Other firms may calculate non-GAAP measures differently than the Company, which limits comparability between companies. Non-GAAP measures are not in accordance with, or a substitute for, U.S. GAAP. Because the non-GAAP measures for future periods included herein are forward-looking, CoreLogic is not able to provide a reconciliation, without unreasonable efforts, of such forward-looking guidance to the most directly comparable GAAP financial measure due to the unknown effect, timing, and potential significance of special charges or gains that are material to the comparable GAAP financial measure.

CoreLogic, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended March 31,

(in thousands, except per share amounts)	2021	2020
Operating revenues	$422,785	$352,920
Cost of services (excluding depreciation and amortization shown below)	162,559	144,525
Selling, general and administrative expenses	130,008	109,624
Depreciation and amortization	44,781	43,578
Total operating expenses	337,348	297,727
Operating income	85,437	55,193
Interest expense:
Interest income	98	414
Interest expense	16,401	18,193
Total interest expense, net	(16,303)	(17,779)
Loss on investments and other, net	(502)	(3,857)
Income from continuing operations before equity in earnings of affiliates and income taxes	68,632	33,557
Provision for income taxes	13,689	9,785
Income from continuing operations before equity in earnings of affiliates	54,943	23,772
Equity in earnings of affiliates, net of tax	—	512
Net income from continuing operations	54,943	24,284
Income from discontinued operations, net of tax	3,907	9,535
Loss from sale of discontinued operations, net of tax	(5,288)	—
Net income	$53,562	$33,819

Basic income per share:
Net income from continuing operations	$0.75	$0.31
Income from discontinued operations, net of tax	0.05	0.12
Loss from sale of discontinued operations, net of tax	(0.07)	—
Net income	$0.73	$0.43
Diluted income per share:
Net income from continuing operations	$0.73	$0.30
Income from discontinued operations, net of tax	0.05	0.12
Loss from sale of discontinued operations, net of tax	(0.07)	—
Net income	$0.71	$0.42
Weighted-average common shares outstanding:
Basic	73,228	79,028
Diluted	75,135	80,525

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value)	March 31,	December 31,
Assets	2021	2020
Current assets:
Cash and Cash Equivalents	$227,102	$167,422
Accounts receivable (less allowance for credit losses of $8,636 and $9,838 as of March 31, 2021 and December 31, 2020, respectively)	320,609	303,202
Prepaid expenses and other current assets	66,148	82,794
Assets of discontinued operations	166,621	202,417
Total current assets	780,480	755,835
Property and equipment, net	401,552	406,114
Operating lease assets	80,724	82,459
Goodwill, net	2,319,411	2,315,495
Other intangible assets, net	310,226	320,921
Capitalized data and database costs, net	321,528	321,211
Other assets	114,502	81,187
Total assets	$4,328,423	$4,283,222
Liabilities and Equity
Current liabilities:
Accounts payable and other accrued expenses	$208,149	$177,606
Accrued salaries and benefits	57,698	57,499
Contract liabilities, current	478,074	411,821
Liabilities of discontinued operations	56,339	44,677
Current portion of long-term debt	9,003	43,230
Operating lease liabilities, current	14,833	15,566
Total current liabilities	824,096	750,399
Long-term debt, net of current	1,763,212	1,828,003
Contract liabilities, net of current	631,019	617,318
Deferred income tax liabilities	99,280	91,853
Operating lease liabilities, net of current	97,953	99,966
Other liabilities	156,778	172,421
Total liabilities	3,572,338	3,559,960

Stockholders' equity:
Preferred stock, $0.00001 par value; 500 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.00001 par value; 180,000 shares authorized; 73,619 and 73,152 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	—	—
Retained earnings	914,622	893,404
Accumulated other comprehensive loss	(158,538)	(170,143)
Total stockholders' equity	756,085	723,262
Total liabilities and equity	$4,328,423	$4,283,222

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended March 31,

(in thousands)	2021	2020
Cash flows from operating activities:
Net income	$53,562	$33,819
Less: Income from discontinued operations, net of tax	3,907	9,535
Less: Loss from sale of discontinued operations, net of tax	(5,288)	—
Net income from continuing operations	54,943	24,284
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	44,781	43,578
Amortization of debt issuance costs	1,237	1,235
Amortization of operating lease assets	3,660	3,656
Provision for bad debt and claim losses	5,089	3,357
Share-based compensation	9,634	7,961
Equity in earnings of affiliates, net of taxes	—	(512)
Deferred income tax	2,942	2,092
Loss on investments and other, net	502	3,857
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(16,570)	7,709
Prepaid expenses and other current assets	(5,755)	3,538
Accounts payable and other accrued expenses	26,907	(15,459)
Contract liabilities	79,954	24,457
Income taxes	20,749	4,930
Dividends received from investments in affiliates	—	185
Other assets and other liabilities	(39,936)	(9,808)
Net cash provided by operating activities - continuing operations	188,137	105,060
Net cash provided by operating activities - discontinued operations	1,156	7,804
Total cash provided by operating activities	$189,293	$112,864
Cash flows from investing activities:
Purchases of property and equipment	$(12,447)	$(12,344)
Purchases of capitalized data and other intangible assets	(8,599)	(8,540)
Cash paid for acquisitions, net of cash acquired	(8,072)	(11,760)
Purchases of investments	—	(631)
Cash received from sale of discontinued operations	49,838	—
Proceeds from investments and other	—	651
Net cash provided by/(used in) investing activities - continuing operations	20,720	(32,624)
Net cash used in investing activities - discontinued operations	(1,694)	(2,892)
Total cash provided by/(used in) investing activities	$19,026	$(35,516)
Cash flows from financing activities:
Repayment of long-term debt	$(100,708)	$(723)
Proceeds from issuance of shares in connection with share-based compensation	3,109	2,932
Payment of tax withholdings related to net share settlements	(21,417)	(8,051)
Shares repurchased and retired	—	(2,431)

Dividends paid	(24,140)	(17,374)
Contingent consideration payments subsequent to acquisitions	(6,448)	—
Net cash used in financing activities - continuing operations	(149,604)	(25,647)
Net cash used in financing activities - discontinued operations	(41)	—
Total cash used in financing activities	$(149,645)	$(25,647)
Effect of exchange rate on cash, cash equivalents, and restricted cash	(561)	(4,690)
Net change in cash, cash equivalents, and restricted cash	58,113	47,011
Cash, cash equivalents, and restricted cash at beginning of period	177,833	114,679
Less: Change in cash, cash equivalents, and restricted cash - discontinued operations	(579)	4,912
Plus: Cash swept from discontinued operations	941	4,051
Cash, cash equivalents, and restricted cash at end of period	$237,466	$160,829

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited)

	For the Three Months Ended March 31, 2021
(in thousands)	PIRM	UWS	CORP	ELIM	CoreLogic
Net income/(loss) from continuing operations	$18,441	$108,803	$(72,301)	$—	$54,943
Income taxes	—	—	13,689	—	13,689
Depreciation and amortization	24,059	12,241	8,481	—	44,781
Interest expense/(income), net	410	(10)	15,903	—	16,303
Share-based compensation	1,740	1,806	6,088	—	9,634
Non-operating (gains)/losses	1,301	—	1,346	—	2,647
Efficiency investments and other	(679)	(3)	7,076	—	6,394
Transaction costs	165	313	66	—	544
Unsolicited Proposal Related Costs	—	—	11,420	—	11,420
Adjusted EBITDA	$45,437	$123,150	$(8,232)	$—	$160,355

	For the Three Months Ended March 31, 2020
(in thousands)	PIRM	UWS	CORP	ELIM	CoreLogic
Net income/(loss) from continuing operations	$15,267	$67,530	$(58,513)	$—	$24,284
Income taxes	—	—	9,955	—	9,955
Depreciation and amortization	23,136	12,035	8,407	—	43,578
Interest (income)/expense, net	419	(10)	17,370	—	17,779
Share-based compensation	1,543	882	5,536	—	7,961
Non-operating (gains)/losses	685	—	3,464	—	4,149
Efficiency investments and other	484	488	3,980	—	4,952
Transaction costs	1,348	237	889	—	2,474
Amortization of acquired intangibles included in equity in losses of affiliates	—		—	—	—
Adjusted EBITDA	$42,882	$81,162	$(8,912)	$—	$115,132

CoreLogic, Inc.
Reconciliation of Adjusted EPS
(Unaudited)

	For the Three Months Ended March 31,
(Diluted income per share)	2021	2020
Net income from continuing operations	$0.73	$0.30
Share-based compensation	0.13	0.10
Non-operating gains	0.04	0.05
Efficiency investments and other	0.09	0.06
Transaction costs	0.01	0.03
Depreciation and amortization of acquired software and intangibles	0.23	0.21
Unsolicited Proposal Related Costs	0.15	—
Income tax effect on adjustments	(0.18)	(0.10)
Adjusted EPS	$1.20	$0.65

CoreLogic, Inc.
Reconciliation to Free Cash Flow
(Unaudited)

(in thousands)	For the Twelve Months Ended March 31, 2021
Net cash provided by operating activities - continuing operations	$574,255
Purchases of property and equipment	(57,771)
Purchases of capitalized data and other intangible assets	(41,501)
Free cash flow	$474,983